HIGHLAND BUSINESS SERVICES, INC.
DIRECTOR’S CONTRACT

THIS DIRECTOR’S CONTRACT (the “Agreement”) is made as of the 2nd day of August, 2011 by and between Highland Business Services, Inc., a Nevada corporation (hereinafter referred to as the “Company”), and Mr. Calvin Fox (hereinafter referred to as the “Director”).

BACKGROUND

The Company desires to retain the Director for the duties of Director and the Director desires to be retained for such position and to perform the duties required of such position in accordance with the terms and conditions of this Agreement.

AGREEMENT

In consideration for the above recited promises and the mutual promises contained herein, the adequacy and sufficiency of which are hereby acknowledged, the Company and the Director hereby agree as follows:

1.      DUTIES.  The Company requires that the Director be available to perform the duties of a director customarily related to this function as may be determined and assigned by the Board of Directors and as may be required by the Company’s constituent instruments, including its Articles of Incorporation, Bylaws and its corporate governance and board committee charters, each as amended or modified from time to time, and by applicable law, including the Nevada Revised Statutes.  The Director agrees to devote as much time as is necessary to perform completely the duties as the Director of the Company and such other committees as the Director may hereafter be appointed to.  The Director will perform such duties described herein in accordance with the general fiduciary duty of directors arising under Chapter 78 of the Nevada Revised Statutes.

2.      TERM.  The term of this Agreement shall commence as of the date hereof and shall continue until the Director’s removal, resignation or the three-year anniversary of the date hereof, whichever is earlier. Each 12-month period ending on the anniversary date of the Director’s appointment is a “Service Year.”

3.      COMPENSATION.  For all services to be rendered by Director in his capacity as a board member, the Company agrees to pay Director a total of 1,000,000 stock options at Fair Market Value under the Company’s 2011 Stock Incentive Plan. 500,000 options are granted and vest immediately and 500,000 will be granted upon mutually agreed upon milestones. Terms and Conditions if these options are outlined in the Stock Purchase Agreement executed by the parties.

4.      EXPENSES.  In addition to the compensation provided in paragraph 3 hereof, the Company will reimburse the Director for pre-approved reasonable business related expenses incurred in good faith in the performance of the Director’s duties for the Company.  Such payments shall be made by the Company upon submission by the Director of a signed statement itemizing the expenses incurred.  Such statement shall be accompanied by sufficient documentary matter to support the expenditures.

5.      CONFIDENTIALITY.  The Company and the Director each acknowledge that, in order for the intents and purposes of this Agreement to be accomplished, the Director shall necessarily be obtaining access to certain confidential information concerning the Company and its affairs, including, but not limited to business methods, information systems, financial data and strategic plans which are unique assets of the Company (“Confidential Information”).  The Director covenants not to, either directly or indirectly, in any manner, utilize or disclose to any person, firm, corporation, association or other entity any Confidential Information.

6.      NON-COMPETE.  During the term of this Agreement and for a period of twelve (12) months following the termination of this agreement (the “Restricted Period”), the Director shall not, directly or indirectly, (a) in any manner whatsoever engage in any capacity with any business competitive with the Company’s current lines of business or any business then engaged in by the Company, any of its subsidiaries or any of its affiliates (the “Company’s Business”) for the Director’s own benefit or for the benefit of any person or entity other than the Company or any subsidiary or affiliate; or (b) have any interest as owner, sole proprietor, stockholder, partner, lender, director, officer, manager, employee, consultant, agent or otherwise in any business competitive with the Company’s Business; provided, however, that the Director may hold, directly or indirectly, solely as an investment, not more than one percent (1%) of the outstanding securities of any person or entity which is listed on any national securities exchange or regularly traded in the over-the-counter market notwithstanding the fact that such person or entity is engaged in a business competitive with the Company’s Business.

7.      TERMINATION.  With or without cause, the Company and the Director may each terminate this Agreement at any time upon ten (10) days written notice, and the Company shall be obligated to pay to the Director the compensation and expenses due up to the date of the termination.  Nothing contained herein or omitted herefrom shall prevent the stockholder(s) of the Company from removing the Director with immediate effect at any time for any reason.

8.      INDEMNIFICATION.  The Company shall indemnify, defend and hold harmless the Director, to the full extent allowed by the law of the State of Nevada, and as provided by, or granted pursuant to, any charter provision, Bylaw provision, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in the Director’s official capacity and as to action in another capacity while holding such office.

9.      EFFECT OF WAIVER.  The waiver by either party of the breach of any provision of this Agreement shall not operate as or be construed as a waiver of any subsequent breach thereof.

10.    NOTICE.  Any and all notices referred to herein shall be sufficient if furnished in writing at the addresses specified separately outside of this document or, if to the Company, to the Company’s address as specified in filings made by the Company with the U.S. Securities and Exchange Commission.

11.    GOVERNING LAW.  This Agreement shall be interpreted in accordance with, and the rights of the parties hereto shall be determined by, the laws of the State of Nevada without reference to that state’s conflicts of laws principles.

12.    ASSIGNMENT.  The rights and benefits of the Company under this Agreement shall be transferable, and all the covenants and agreements hereunder shall inure to the benefit of, and be enforceable by or against, its successors and assigns.  The duties and obligations of the Director under this Agreement are personal and therefore the Director may not assign any right or duty under this Agreement without the prior written consent of the Company.

13.    MISCELLANEOUS.  If any provision of this Agreement shall be declared invalid or illegal, for any reason whatsoever, then, notwithstanding such invalidity or illegality, the remaining terms and provisions of this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein.

14.    ARTICLE HEADINGS.  The article headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15.    COUNTERPARTS.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one instrument.  Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

16.    ENTIRE AGREEMENT.  Except as provided elsewhere herein, this Agreement sets forth the entire agreement of the parties with respect to its subject matter and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party to this Agreement with respect to such subject matter.

IN WITNESS WHEREOF, the parties hereto have caused this Director’s Contract to be duly executed and signed as of the day and year first written above.

[Signature page follows]

HIGHLAND BUSINESS SERVICES, INC.

BY:/S/ Wright Thruston
                                                                              Name: Wright Thurston
Title: Chief Executive Officer

DIRECTOR

/S/ Calvin Fox
Name: Calvin Fox